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Exhibit 10.48


                              SETTLEMENT AGREEMENT
                               AND MUTUAL RELEASE


THIS AGREEMENT is entered into by and between NORTHGATE SQUARE CINCINNATI, LLC, an Ohio limited liability company ("LANDLORD"), and SHELL'S SEAFOOD RESTAURANTS, INC. ("TENANT"), a Delaware corporation.

RECITALS

A. LANDLORD is the owner of the real property and improvements located at 9540 Colerain Avenue, Cincinnati, Hamilton County, Ohio (hereafter referred to as the "Leased Premises").

B. Pursuant to a lease agreement dated May 28, 1997 (the "Lease") with LANDLORD's predecessor-in-interest, Ewing Industries, Inc., TENANT leased Leased Premises for the operation of TENANT's restaurant business.

C.   TENANT vacated the Leased Premises on or about April 18, 2001.

D. LANDLORD has alleged that TENANT breached the Lease by failing to pay base rent and other amounts due as provided therein, and by abandoning the Leased Premises.

E. On or about May 8, 2001, LANDLORD filed a Complaint for Breach of Contract against TENANT in the Common Pleas Court of Hamilton County, Ohio, Case No. A0102926 (the "Lawsuit").

F. LANDLORD and TENANT (hereinafter collectively referred to as the "Settling Parties") wish to terminate the Lease and TENANT's tenancy thereunder; avoid the risk and expense of continued dispute; and settle and resolve all claims or potential claims between them-including, but not limited to, those claims or potential claims arising out of the Lease, TENANT's rental and occupation of the Leased Premises, and all claims asserted in the Lawsuit-pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises made herein and the exchange of other valuable consideration as described below, the Settling Parties agree as follows:

1. Concurrently with the execution of this Agreement, TENANT will pay LANDLORD the sum of NINETY-EIGHT THOUSAND ONE HUNDRED SIXTY-FIVE AND 60/100 DOLLARS ($98,165.60), by certified or cashier's check, in full and complete satisfaction of all amounts due LANDLORD for base rent, common area maintenance and utilities charges through and including November 30, 2001.

2. Concurrently with the execution of this Agreement, TENANT will pay LANDLORD the sum of SIX THOUSAND DOLLARS ($6,000.00), by certified or cashier's check, in reimbursement of attorney fees and court costs incurred by LANDLORD in connection with the Lawsuit, the underlying dispute between LANDLORD and TENANT, and the preparation, negotiation and execution of this Agreement.

3. TENANT will also pay LANDLORD the sum of ONE HUNDRED TWENTY-TWO THOUSAND EIGHT HUNDRED NINETY-ONE DOLLARS ($122,891.00) plus interest at the rate of ten percent (10%) per annum (hereafter referred to as the "Indebtedness"), in eight
(8) consecutive quarterly payments of SEVENTEEN THOUSAND ONE HUNDRED SIXTY-EIGHT AND 65/100 DOLLARS

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($17,168.65), commencing on January 1, 2002 and continuing on the first day of each third month thereafter until October 1, 2003, whereupon all amounts of unpaid principal and accrued but unpaid interest will be due and payable in full. TENANT's obligations under this Section will be evidenced by TENANT's execution and delivery to LANDLORD, concurrently with the execution of this Agreement, of a promissory note substantially in the form attached hereto as Exhibit A (the "Note"). The Settling Parties agree that TENANT's default under the Note will also constitute a breach of this Agreement.

4. Concurrently with the execution of this Agreement, in order to secure the payment of the Indebtedness, TENANT will execute and deliver to LANDLORD a security agreement (the "Security Agreement") substantially in the form attached hereto as Exhibit B, granting LANDLORD a first priority security interest in all of the assets (hereafter referred to as the "Collateral") of TENANT's restaurant located at 7390 SW 117th Avenue, Miami, Miami-Dade County, Florida, 33183 (hereafter referred to as the "Kendall Unit"). In connection therewith, TENANT hereby represents and warrants to LANDLORD that TENANT is the owner of the Collateral, free from any prior lien, security interest or encumbrance. TENANT further represents and warrants to LANDLORD that the balance sheet attached hereto as Exhibit C fairly presents the financial position of the Kendall Unit as of August 26, 2001 in conformity with generally accepted accounting principles consistently applied. The Settling Parties agree that a breach of the Security Agreement by TENANT will also constitute a breach of this Agreement.

5. The Settling Parties acknowledge that TENANT is the holder of a liquor permit (the "Permit") for the Leased Premises issued by the Ohio Department of Liquor Control. TENANT agrees to transfer the Permit to LANDLORD's successor tenant, The Moose is Loose on Colerain, LLC ("MLC"), an Ohio limited liability company, in full force and effect. MLC will be responsible for preparing and submitting an application to transfer the Permit to the Ohio Department of Liquor Control. TENANT represents and warrants that, as of the date of this Agreement, the Permit is in good standing with the Ohio Department of Liquor Control. TENANT agrees that, from the date of this Agreement until the transfer of the Permit to MLC is consummated, TENANT (i) will keep the Permit in full force and effect; (ii) will not commit any act that would constitute a violation of Title 4301 of the Ohio Revised Code or Titles 4301 or 4301:1 of the Ohio Administrative Code, or that would cause the Ohio Department of Liquor Control to suspend, revoke or cancel the Permit; (iii) will not grant or permit the attachment of any lien, security interest, or other encumbrance upon or to the Permit or TENANT's interest therein; and (iv) will use its best efforts and will cooperate with MLC to transfer the Permit.

6. Within fourteen (14) days after the execution and delivery of this Agreement by both Settling Parties, the Settling Parties will execute and file a Stipulation of Conditional Dismissal in the Lawsuit, a copy of which is attached hereto as Exhibit D.

7.   The Settling Parties further agree as follows:

     (a) Effective upon the execution and delivery of this Agreement by both Settling Parties, the Lease shall be terminated and canceled.

     (b) Effective upon the execution and delivery of this Agreement by both Settling Parties, each Settling Party, for itself and its respective shareholders, members, directors, officers, employees, agents, servants, representatives, attorneys, successors and assigns, releases, acquits and forever discharges the other Settling Party, its shareholders, members, directors, officers, employees, agents, servants, representatives, attorneys, successors and assigns, from any and all obligations, liabilities, claims, demands and causes of action that such party ever had, now has or may have, now or in the future, arising out of any circumstance related to the Lease and any other business and/or relationship between the Settling Parties (excluding rights

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     and obligations preserved or created by this Agreement, the Note, or the
     Security Agreement, or claims for the enforcement of this Agreement, the Note, or the Security Agreement).

     (c) The Settling Parties specifically preserve the provisions of Article 9 of the Lease relating to Insurance and Indemnification, which provisions shall survive the termination of the Lease.

8. The Settling Parties' mutual releases are freely and voluntarily executed by the parties whose signatures are affixed hereto after having been apprised of the relevant information and data. Each party in executing this Agreement has not relied on any inducements, promises or representations made by any party hereto or their employees or agents except as expressly set forth in this Agreement.

9. Nothing contained in this Agreement will be construed as an admission of any liability on the part of either Settling Party.

10. No representation or warranty made by TENANT in this Agreement, the Note, the Security Agreement, or any exhibit or attachment to any of them, and no statement or certificate furnished or to be furnished by or on behalf of TENANT pursuant to or in connection with this Agreement, the Note, the Security Agreement, or any exhibit or attachment to any of them, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements herein or therein not misleading.

11. The Settling Parties each represent that they have had the advice of independent counsel in connection with this Agreement and that no promise, inducement or agreement not herein expressed in writing has been made to either of them. They further represent that the meaning of this Agreement has been explained to them by their own counsel, that they have read and have understood each provision of this Agreement, and that they understand and agree to perform each of their respective obligations as provided therein.

12. In the event that any dispute, litigation or other action arises from this Agreement including, but not limited to, the interpretation or enforcement hereof, the prevailing party will be entitled to reimbursement for its reasonable costs and expenses, including, by way of illustration and not limitation, attorney fees and court costs, in addition to any other relief that may be granted by a court of competent jurisdiction.

13. This Agreement may be executed in one or more counterparts, including facsimile copies, and each counterpart will be deemed an original for all purposes.

14. If any provision of this Agreement requires judicial interpretation, the court or tribunal interpreting or construing the Agreement will not construe the Agreement more strictly against one party by reason of the rule of interpretation that a document is to be construed more strictly against the party who itself or through its agent created the same, it being acknowledged and agreed that the agents or representatives of each party have participated in the preparation of this Agreement and that each of the Settling Parties consulted with independent legal counsel of its own selection prior to its execution of this Agreement.

15. If any provision of this Agreement, in whole or in part (or the application of any provision to a specific situation), is held to be invalid or unenforceable by the final judgment of a court of competent jurisdiction after appeal or the time for appeal has expired, such invalidity or unenforceability will be limited to such specific provision or portion thereof (or to such situation), and this Agreement will be construed and applied in such manner as to minimize such invalidity or unenforceability. This Agreement and all other provisions hereof will otherwise remain in full force and effect.

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16.  Time is expressly  declared to be of the essence in this  Agreement  and of every provision hereof in which time is an element.

17. This Agreement, and each and every provision herein contained, will bind and inure to the benefit of the parties, for themselves and for their shareholders, members, directors, officers, employees, agents, servants, representatives, attorneys, insurers, successors and assigns.

18. No breach of any provision hereof can be waived unless in writing and signed by the party waiving such breach. A waiver of any one breach of any provision hereof will not be deemed to be a waiver of any other breach of the same or any other provision of this Agreement.

19. No purported modification or amendment to this Agreement will be effective or enforceable unless it is evidenced by a written instrument signed by each of the Settling Parties.

20. Each party hereto agrees to execute, acknowledge, deliver, file and/or record such further documents and instruments and do all such further acts and things as may be necessary to carry out the intent and purpose of this Agreement.

21. This Agreement has been executed and delivered in the State of Ohio, and will be governed by, construed and enforced in accordance with the laws of the State of Ohio. The parties agree that any action brought by either party against the other in any court, whether federal or state, may be brought within Hamilton County, Ohio, and do hereby consent to the exercise of personal jurisdiction by any such court and waive any defense of lack of personal jurisdiction or improper venue for the purpose of carrying out this provision.

22. All notices, demands and other communications between the Settling Parties must be in writing, must be addressed as provided in this Section, must be made by personal delivery, by certified mail, postage prepaid, return receipt requested, or by overnight delivery service with proof of delivery, and will be effective upon receipt or refusal thereof. All such notices, demands and other communications must be addressed as follows:

            If to TENANT:

            Shell's Seafood Restaurants, Inc.
            16313 North Dale Mabry Highway, Suite 100
            Tampa, Florida 33618

or to such other person or address as TENANT may from time to time furnish to LANDLORD in the manner described in this Section.

            If to LANDLORD:

            Northgate Square Cincinnati, LLC
            c/o North American Properties
            212 East Third Street, Suite 300
            Cincinnati, Ohio 45202

or to such other person or address as LANDLORD may from time to time furnish to TENANT in the manner described in this Section.

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23.  Except as otherwise specifically provided herein, this Agreement will become effective as of the last date set forth below.

IN WITNESS WHEREOF, the Settling Parties have caused this Agreement to be executed by their duly authorized representatives as of the dates indicated below.

SHELL'S SEAFOOD RESTAURANTS, INC.



By: /s/ Warren R. Nelson                        Date:        12/3       , 2001
   ---------------------------------                 -------------------
   Its: Executive Vice President


NORTHGATE SQUARE CINCINNATI, LLC



By: /s/ Kevin P. Riley                          Date: December 6        , 2001
   ---------------------------------                 -------------------
   Its: Treasurer
       -----------------------------

11/16/2001

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